Exhibit 10.1

September 28, 2004

Via Facsimile (847-279-6123) and
Certified Mail/Return Receipt Requested

Akorn, Inc.
Attn: Arthur S. Przybyl, President and CEO
2500 Millbrook Drive
Buffalo Grove, Illinois 60089

     Re: Limited Waiver

Ladies and Gentlemen:

     Reference is hereby made to that certain Convertible Bridge Loan and Warrant Agreement dated as of July 12, 2001, as amended by that First Amendment to Convertible Bridge Loan and Warrant Agreement dated as of December 20, 2001, as further amended by that Second Amendment to Convertible Bridge Loan and Warrant Agreement dated as of August 21, 2002, as further amended by that Third Amendment to Convertible Bridge Loan and Warrant Agreement dated as of December 31, 2002, as further amended by that Fourth Amendment to Convertible Bridge Loan and Warrant Agreement dated as of October 7, 2003 (collectively, the “Agreement”), by and between Akorn, Inc., a Louisiana corporation (“Borrower”), and The John N. Kapoor Trust dated September 20, 1989 (the “Lender”), pursuant to which the Lender made certain loans and other extensions of credit available to Borrower evidenced by (a) that certain Convertible Promissory Note dated as of July 12, 2001, in favor of the Lender in the original principal amount of $3,000,000; and (b) that certain Convertible Promissory Note dated as of July 12, 2001, in favor of the Lender in the original principal amount of $2,000,000. Terms not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

     Lender hereby waives the applicability of all of Section 9(e) of the Agreement, which reads as follows:

“(e) The Company shall have (i) failed to obtain all necessary shareholder consents to the Tranche A Loan, Tranche B Loan, the issuance of the Tranche A Note and the issuance of the Tranche B Note on or prior to September 30, 2004, or (ii) on or prior to September 30, 2004, provided the Lender with an opinion of counsel reasonably acceptable to the Lender stating that no such shareholder consents are currently required.”

     The limited waiver set forth above shall be limited precisely as written and shall not be construed to constitute a waiver for any other purpose or otherwise be deemed an amendment of the Agreement. Except as otherwise provided herein, all terms and conditions of the Agreement shall remain in full force and effect and the parties shall have all of the rights and remedies thereunder.

Sincerely, THE JOHN N. KAPOOR TRUST DATED SEPTEMBER 20, 1989
By:	/s/ John N. Kapoor
	Name:	John N. Kapoor
	Title:	Trustee